Exhibit 99.9

Execution Copy

World Omni Financial Corp.

World Omni Auto Receivables LLC

190 Jim Moran Blvd.

Deerfield Beach, Florida 33442

March 12, 2008

Toyota Motor Credit Corporation

19001 S. Western Avenue

Torrance, California 90509

Ladies and Gentlemen:

This letter sets forth our agreement with respect to the terms on which Toyota Motor Credit Corporation (“Buyer”) will buy, and World Omni Auto Receivables LLC (the “Depositor”) and World Omni Financial Corp. (the “Sponsor” and, together with the Depositor, the “Sellers”) will sell, $133,000,000 Class A-1 Asset Backed Notes, Series 2008-A (the “Direct Placement Class A-1 Notes”), $168,000,000 Class A-2 Asset Backed Notes, Series 2008-A (the “Direct Placement Class A-2 Notes”), $105,000,000 Class A-3a Asset Backed Notes, Series 2008-A (the “Direct Placement Class A-3a Notes”), $53,500,000 Class A-3b Asset Backed Notes, Series 2008-A (the “Direct Placement Class A-3b Notes”), and $20,500,000 Class A-4 Asset Backed Notes, Series 2008-A (the “Direct Placement Class A-4 Notes” and, together with the Direct Placement Class A-1 Notes, the Direct Placement Class A-2 Notes, the Direct Placement Class A-3a Notes, and the Direct Placement Class A-3b Notes, the “Direct Placement Notes”), in each case issued by World Omni Auto Receivables Trust 2008-A (the “Trust”).

1. Purchase and Sale of the Direct Placement Notes. Pursuant to the terms and subject to the conditions of this Agreement, the Sellers hereby agree to sell, and Buyer agrees to buy, the Direct Placement Notes for a purchase price equal to the following percentages of the initial principal balances of each class of the Direct Placement Notes, (i) in the case of the Direct Placement Class A-1 Notes, 99.93750%, (ii) in the case of the Direct Placement Class A-2 Notes, 99.91500%, (iii) in the case of the Direct Placement Class A-3a Notes, 99.88100%, (iv) in the case of the Direct Placement Class A-3b Notes, 99.89500%, and (v) in the case of the Direct Placement Class A-4 Notes, 99.88398% on March 20, 2008 or, if the Closing Date as defined in the Underwriting Agreement, dated as of March 12, 2008 (the “Underwriting Agreement”), among the Depositor, the Sponsor and Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein (the “Underwriters”) is not March 20, 2008, on the Closing Date as so defined (such date, the “Settlement Date”). The closing of the purchase and sale of the Direct Placement Notes (the “Closing”) will be held on the Settlement Date at 10:00 A.M. at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022. Each class of Direct Purchase Notes will initially be represented by one or more notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interest of Buyer in each class of the Direct Placement Notes will be represented by book entries on the records of DTC and participating members thereof. The Depositor will deliver the Direct Placement Notes to Buyer through DTC in a manner as shall be mutually agreed by the Buyer and the Sellers against payment of the purchase price therefor through DTC in a manner as shall be mutually agreed by the Buyer and the Sellers, or as shall otherwise be mutually agreed by the Buyer and the Sellers.

2. Representations and Warranties.

(a) Buyer represents and warrants to the Sellers that:

(i)	it has been duly formed and is validly existing as a corporation under the law of its jurisdiction of formation and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby,

(ii)	the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of it, will not conflict with or constitute a breach or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any applicable law, administrative regulation or administrative or court decree, and no other action on the part of it is required in connection therewith,

(iii)	this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity),

(iv)	the Buyer is acquiring the Direct Placement Notes for its own account in the ordinary course of business and has no arrangement with any person to participate in the distribution of the Direct Placement Notes, and

(v)	it has received a copy of the Depositor’s Prospectus Supplement, dated March 11, 2008, (subject to completion) and Prospectus dated March 11, 2008, and the Additional Information Statement, dated March 12, 2008, in each case, with respect to the Direct Placement Notes (together, the “Time of Sale Information”).

(b) Each of the Sellers, jointly and severally, represents and warrants to the Buyer that:

(i)

each of the Sellers has been duly formed and is validly existing as a corporation or limited liability company, as applicable, under the law of its jurisdiction of formation and has full corporate or company power and authority to enter into this Agreement and carry out the transactions contemplated hereby, and that the execution, delivery and performance by the Sellers of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action of the Sellers, will not conflict with or constitute a breach or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Sellers may be a party, by which the Sellers may be bound or to which any of the Sellers’ properties or assets are subject, nor will such action result in any violation of the provisions of any Seller’s organizational documents or any applicable law, administrative regulation or administrative or court decree, and no other action on the part of the Sellers is required in connection therewith,

(ii)	the Direct Placement Notes will be, when delivered against payment therefor, valid and binding obligations of the Trust and will be enforceable against the Trust in accordance with their terms,

(iii)	this Agreement constitutes a legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity),

(iv)	the Direct Placement Notes have been offered and will be sold to the Buyer pursuant to a Registration Statement, File No. 333-133809, that has been filed with the Securities and Exchange Commission and has been declared effective, and

(v)	the Registration Statement and the Time of Sale Information, including, without limitation, all documents incorporated therein or deemed to be incorporated therein by reference, did not and do not, as of their respective dates and as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

3. Conditions.

(a) The respective obligations of the Sellers to sell and of the Buyer to buy the Direct Placement Notes are subject to the following conditions:

(i)	the representations and warranties set forth in Section 2(a) and Section 2(b), respectively, shall be true and correct on and as of the Settlement Date as if given on such date;

(ii)	each class of the Direct Placement Notes shall be rated A-1+ or AAA by Standard and Poor’s Rating Services, a division of The McGraw-Hill Companys, Inc. and P-1 or Aaa by Moody’s Investors Service, Inc.; and

(iii)	the Underwriters shall have consummated the purchase of the Offered Notes (as defined in the Underwriting Agreement) on pricing terms as specified in the Depositor’s Prospectus Supplement dated as of the date hereof.

(b) In addition, the obligations of the Buyer to buy the Direct Placement Notes are subject to it receiving an opinion of Kirkland & Ellis LLP, in form and substance similar to the opinions to be delivered to the Underwriters pursuant to the Underwriting Agreement on the Settlement Date, with respect to validity of the Direct Placement Notes, the due authorization, execution and delivery by the Depositor and the Sponsor of the Basic Documents (as defined in such opinions), the enforceability of the Basic Documents against the Depositor and the Sponsor, and the absence of specified conflicts, and a letter from Kirkland & Ellis LLP, in form and substance similar to the letter to be delivered to the Underwriters on the Settlement Date, with respect to certain disclosure matters.

4. Survival of Representations and Warranties. The respective representations and warranties of the Buyer and the Sellers set forth or made pursuant to this Agreement will remain in full force and effect and survive the delivery of and payment for the Direct Placement Notes.

5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. The Buyer may assign any or all of its rights and interests hereunder to one or more of its affiliates.

6. Miscellaneous. This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings as to such subject matter. This is a New York contract and shall be construed under and be governed in all respects by the laws of the State of New York. This Agreement may not be altered, amended or modified except in writing signed by each of the parties hereto. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which together shall be deemed to constitute one and the same agreement.

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If this letter correctly sets forth the agreement among the Depositor, the Sponsor and the Buyer, please confirm that fact by signing below and returning to the undersigned a signed original of this letter.

WORLD OMNI AUTO RECEIVABLES LLC

By:	/s/ Ben Miller
Name:	Ben Miller
Title:	Assistant Treasurer

WORLD OMNI FINANCIAL CORP.

By:	/s/ Ben Miller
Name:	Ben Miller
Title:	Assistant Treasurer

Accepted and agreed to:

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ George Borst
Name:	George Borst
Title:	President and CEO